Exhibit 16.1

LUDUSON G INC

(Incorporated in Delaware)

MINUTES OF ALL DIRECTORS

HELD AT REGISTERED OFFICE ON 10th FEBRUARY 2025

We, being all the Directors for the time being of LUDUSON G INC by virtue of the authority conferred upon us in accordance with the Delaware Limited Liability Company Act do hereby agree and confirm that the following resolution shall be treated as valid and effectual as if it had been passed at a Meeting of the Board of the Directors duly convened and held.

RESOLVED:

Appointment of Registrant’s Certifying Accountant

WHEREAS

A.	On 22 January, 2025, Luduson Inc. (the “Company”) appoint Pengsheng Certified Public Accountants (Special General Partnership) (“Pengsheng” or “New Auditor”) as its independent registered public accounting firm, effective immediately;

NOW THEREFORE, BE AND IT IS HEREBY RESOLVED THAT:

1.	The following confirmed updated auditor of the Company:

NAME	POSITION
Pengsheng Certified Public Accountants	Auditor

2.	The Company has not engaged an independent registered public accounting firm for the past two years. The appointment of Pengsheng marks a significant step toward ensuring compliance with financial reporting obligations and enhancing transparency for the Company’s shareholders and stakeholders.

3.	During the two most recent fiscal years and the subsequent interim period prior to the appointment of Pengsheng, the Company did not have an independent auditor and, therefore, there were no prior audit reports, disagreements, or reportable events as defined under Item 304(a) of Regulation S-K.

4.	The Company has provided Pengsheng a copy of Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and has requested that Pengsheng furnish the Company with a letter addressed to the SEC stating whether it agrees with the disclosures contained herein. A copy of any such letter, if received, will be filed as an exhibit to the Form 8-K.

/s/ Man Fai CHENG

Man Fai CHENG

(Director and CEO)

/s/Lap Yan CHEUNG

Lap Yan CHEUNG

(Director, COO and Secretary)

/s/ Eng Wah KUNG

Eng Wah KUNG

(Director, CFO and Secretary)

/s/ Ho Chi WAN

Ho Chi WAN

(Director and Non-Executive Chairman)